UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

November 3, 2005

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

002-78250	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216
(Address of Principal Executive Offices) (Zip Code)

(303) 296-2121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

The information provided in response to Item 5.02 is incorporated by reference herein.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2005, VICORP Restaurants, Inc. (the “Registrant”) announced that, effective December 3, 2005,  Robert Kaltenbach will no longer be employed by the Registrant and that, effective as of November 3, 2005, Mr. Kaltenbach is no longer Chief Operating Officer of the Registrant.  Pursuant to the terms of Mr. Kaltenbach’s employment agreement, the Registrant is obligated to pay Mr. Kaltenbach severance pay equal to $500,000, payable in equal monthly installments for a period of twelve (12) months following his departure, and the Registrant is also obligated to pay a portion of Mr. Kaltenbach’s COBRA continuation coverage during such period if Mr. Kaltenbach elects such coverage, in each case provided that Mr. Kaltenbach executes and delivers to Registrant a general release and waiver of claims.  As a result of Mr. Kaltenbach’s departure, VI Acquisition Corporation (“Parent”), the parent of the Registrant, has the right to repurchase the equity securities of Parent held by Mr. Kaltenbach.

The information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: November 7, 2005	By:	/s/ Debra Koenig
Debra Koenig
Chief Executive Officer (Principal Executive
Officer)